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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                  SCHEDULE 14A

                   Proxy Statement Pursuant To Section 14(A)
                     Of The Securities Exchange Act Of 1934

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:

   [_] Preliminary Proxy Statement        [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

   [ ] Definitive Proxy Statement

   [X] Definitive Additional Materials

   [_] Soliciting Material Pursuant to (S) 240.14a-12

                             KATY INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

    [X]No fee required.

    [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

    [_] Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

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                                    KATY NEWS
                                    ---------
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


             KATY INDUSTRIES, INC. AND KKTY HOLDING COMPANY, L.L.C.
                 ANNOUNCE TERMS OF REVISED KATY RECAPITALIZATION
                           TERMINATION OF TENDER OFFER

ENGLEWOOD, CO and MOUNT KISCO, NY - June 3, 2001 -- Katy Industries, Inc. (NYSE:
KT) and KKTY Holding Company, L.L.C., an affiliate of an investment partnership affiliated with Kohlberg & Company, L.L.C., announced today that Katy and KKTY had entered into a definitive agreement for a revised recapitalization of Katy. Under the agreement, KKTY would purchase 700,000 shares of newly issued convertible preferred stock at $100 per share. Proceeds from the newly issued convertible preferred stock would principally be used to reduce Katy's existing debt and would also be used to partially redeem a third party's preferred interest in a Katy subsidiary.

The definitive agreement replaces the earlier agreement between Katy and KKTY that Katy announced on March 30, 2001, which was terminated by mutual consent of KKTY and Katy in light of Katy's interim operating results and lowered projections. The termination of the earlier agreement also terminates KKTY's previously announced tender offer for up to 2,500,000 shares of Katy's common stock at $8.00 per share, and all shares deposited with KKTY's depositary pursuant to the tender offer will be promptly returned.

Under the revised recapitalization, KKTY has agreed to increase its investment in Katy convertible preferred stock to $70,000,000 from $40,000,000 by agreeing to purchase 700,000 preferred shares (rather than 400,000 shares under the initial terms) of newly issued preferred stock for $100 per share. Each share of convertible preferred stock would be convertible into 16.67 shares of Katy common stock (rather than 12.5 shares under the initial terms), so that the purchase price of convertible preferred stock is equivalent to $6.00 per share of common stock into which the preferred stock is convertible (rather than $8.00 per share of common stock under the initial terms). The common stock underlying the convertible preferred stock would represent a majority of the outstanding Katy common stock after giving effect to the conversion of the convertible preferred stock. The additional investment in convertible preferred stock will be used principally for additional reduction in Katy's outstanding debt.

Under the revised recapitalization, the holder of the convertible preferred stock will be entitled to receive payment-in-kind dividends (that is, dividends in the form of additional shares of Katy convertible preferred stock) at a rate of 15% per annum for a period of three years and five months.

KKTY has obtained a revised commitment letter from Bankers Trust Company to provide Katy up to $140 million of senior secured term and revolving loans to refinance the balance of Katy's existing debt.

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                              KATY INDUSTRIES, INC.
                                  HEADQUARTERS
            6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, CO 80111-6723
               TELEPHONE: (303) 290-9300 * TELEFAX: (303) 290-9344
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KATY NEWS
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Page 2

Completion of the revised transaction is subject to a number of conditions, including Katy shareholders authorizing the convertible preferred stock and electing six Kohlberg designees as directors of Katy, who will represent a majority of Katy's Board.

In late April, Katy sent shareholders a proxy statement about the recapitalization. Katy expects to mail to Katy shareholders a proxy statement supplement and a revised notice of meeting during the week of June 4, 2001. The supplement will describe the changes to the terms of the proposed recapitalization. Because of the significant changes in the proposed transaction, shareholders will be sent new proxy cards. Proxies solicited by Katy prior to the date of the supplement will be disregarded.

Because of the significant changes in the transaction, the proxy holders expect to propose an adjournment of Katy's annual meeting of stockholders (scheduled for June 5, 2001) to June 26, 2001, at 10:00 a.m. New York City time.

Mr. Robert M. Baratta, Katy's Chief Executive Officer, commented: "This transaction will increase Katy's liquidity and financial strength and will permit the refinancing of Katy's existing debt. Katy will also benefit from Kohlberg's managerial assistance and support. Existing shareholders will have the opportunity to participate in the future of a financially and operationally stronger Katy."

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronics and Maintenance Products.

KKTY is an affiliate of Kohlberg & Company, L.L.C., a private merchant banking firm with offices in New York and California. Founded in 1987, Kohlberg & Company, L.L.C. has completed more than 70 acquisitions and recapitalization transactions in a variety of industries.

Katy contact:
Stephen Nicholson, Vice President of Finance, in Englewood at (303) 290-9300, or at www.katyindustries.com
   ----------------------

KKTY contact:
Christopher Lacovara, Authorized Manager, in Mount Kisco at (914) 241-7430.

Where You Can Find Additional Information:

Katy strongly advises all shareholders to read Katy's proxy statement and the supplement to Katy's proxy statement. Katy's proxy statement and supplement contain important information that you should consider before making any decision about the proposals to be voted on at Katy's shareholder meeting. Katy's proxy statement (and the supplement, when completed) has been mailed to all Katy shareholders and is (or will be, when completed) available, together with the annual report, quarterly reports, current reports and other documents filed by Katy, at no charge at the SEC's web site at http://www.sec.gov or from
                                                     ------------------
Katy by contacting Steve Nicholson at (303) 290-9300.

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                              KATY INDUSTRIES, INC.
                                  HEADQUARTERS
            6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, CO 80111-6723
              TELEPHONE: (303) 290-9300 * FACSIMILE: (303) 290-9344
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KATY NEWS
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Page 3

Some of the foregoing communications constitute "forward-looking statements." Such forward-looking statements are subject to various risks and uncertainties and Katy claims the protection afforded by the safe harbor for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These statements include all statements regarding the timing, completion and effect of the proposed recapitalization of Katy. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the ability to consummate the new financing pursuant to the commitment letter with Bankers Trust Company and the ability to obtain the needed shareholder approvals on a timely basis, that, together with the other risks and uncertainties detailed from time to time in Katy's filings with the SEC, may cause the actual results, performance or achievements of Katy to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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                              KATY INDUSTRIES, INC.
                                  HEADQUARTERS
            6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, CO 80111-6723
              TELEPHONE: (303) 290-9300 * FACSIMILE: (303) 290-9344
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